UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 6, 2015

Date of Report (Date of earliest event reported)

TRITON EMISSION SOLUTIONS INC.

(Exact name of registrant as specified in its charter)

DELAWARE	000-33309	33-0953557
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

151 San Francisco St., Suite 201 San Juan, Puerto Rico		00901
(Address of principal executive offices)		(Zip Code)

1 (800) 648-4287

Registrant's telephone number, including area code

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01  OTHER EVENTS

On January 6, 2015, Triton Emission Solutions International AB (the “Subsidiary”), a wholly owned subsidiary of Triton Emission Solutions Inc. (the “Company”), entered into an Employment Agreement with Anders Karlsson. Under the terms of the Employment Agreement, Mr. Karlsson agreed to act as the Subsidiary’s President and Chief Executive Officer.  As President and Chief Executive Officer of the Subsidiary, Mr. Karlsson will carry out the directives of the Subsidiary’s board of directors.

Mr. Karlsson has over two decades experience working with engine and plant designs and projects in various companies in the energy sector, including project management for large power plants based on steam and gas turbines. Mr. Karlsson received his degree in Engineering with a concentration in Energy Technology from Umeå University in 1985.

Mr. Karlsson will be entitled to an annual salary of USD$120,000 payable retroactively, beginning as of December 1, 2014. In addition, the Company has agreed to grant to Mr. Karlsson options (the “Options”) to purchase up to 100,000 shares of the Parent’s common stock at an initial exercise price of $0.50 per share under the Company’s 2014 Stock Option Plan. The Options will vest on December 1, 2015, and will expire on December 31, 2020, subject to  certain early termination conditions.

A copy of the Company’s news release regarding the appointment of Mr. Karlsson is attached as Exhibit 99.1 hereto

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

(d)  Exhibits

Exhibit	Description
99.1	News Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

POLY SHIELD TECHNOLOGIES INC.

Date: January 12, 2015	By: /s/ Rasmus Norling

Name: Rasmus Norling
Title: CEO

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